UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2024

The Carlyle Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW
Washington, DC 20004-2505
(Address of Principal Executive Offices) (Zip Code)
(202) 729-5626
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CG	The Nasdaq Global Select Market
4.625% Subordinated Notes due 2061 of Carlyle Finance L.L.C.	CGABL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2024, The Carlyle Group Inc. (the “Company”) issued a press release announcing that effective May 1, 2024,
Afsaneh M. Beschloss will join the Board of Directors (the “Board”) of the Company as a Class III director. The appointment was approved by the Board on April 2, 2024. In addition, on April 2, 2024, Dr. Thomas S. Robertson indicated to the Company that he intends to retire from the Board after 12 years of dedicated service and will not stand for reelection at the 2024 Annual
Meeting of Shareholders on May 29, 2024.
Ms. Beschloss, 68, is an economist, a leader in sustainable and inclusive investing and policy, and founder and CEO of
RockCreek, one of the world’s largest women-owned investment firms. Previously, she was Managing Director and partner at The Carlyle Group from 2001 to 2003. As the World Bank’s Treasurer and Chief Investment Officer, she led the Bank’s
investments, balance sheet management, ratings, borrowings, and innovations in financial products and in technology. Prior to this, she led the World Bank’s investments and policy work in the renewable energy, power, and infrastructure sectors, notably pioneering investments in natural gas, wind, and solar energy. Previously, she worked in corporate finance at JP
Morgan. Ms. Beschloss has advised various governments, central banks, and regulatory agencies on financial policy and energy policy.
Ms. Beschloss currently serves on the boards of trustees of the Council on Foreign Relations, the Rockefeller Foundation,
where she chairs the Investment Committee, the Bretton Woods Committee, where she co-chairs the Future of Finance
Working Group, Georgetown University, and the PBS Foundation where she serves as chair. She was recognized by
Carnegie Corporation in their “Great Immigrants, Great Americans 2020” list, received the Robert F. Kennedy Human
Rights Ripple of Hope Award and the Institutional Investor Lifetime Achievement Award, and has been listed among the
“Most Powerful Women in Banking” by American Banker. She is the co-author of The Economics of Natural Gas (Oxford
University Press) and author of numerous journal articles on innovations in finance, energy economics, and renewable energy investing. Ms. Beschloss holds an MPhil (Honors) in Economics from the University of Oxford, where she taught international trade and economic development.
No action has been taken at this time with respect to Ms. Beschloss’s committee appointments. The number of authorized directors on the Board will be increased from 13 to 14 effective as of May 1, 2024, in connection with the appointment of Ms.
Beschloss to the Board. The number of authorized directors on the Board will be decreased from 14 to 13 effective as of
May 29, 2024, in connection with Mr. Robertson’s retirement.
Ms. Beschloss will receive the annual compensation we provide to non-employee directors as described in the “Director
Compensation” section of the Company’s definitive proxy statement for the 2023 Annual Meeting of Shareholders filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 12, 2023, as may be updated from time to time in our filings with the SEC.

Item 7.01	Regulation FD Disclosure.
A copy of the Company’s press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current
Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press release of The Carlyle Group Inc., dated April 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Carlyle Group Inc.

Date: April 3, 2024	By:	/s/ Jeffrey W. Ferguson
	Name:	Jeffrey W. Ferguson
	Title:	General Counsel